 Filed Pursuant to Rule 424(b)(5)
 Registration Statement 333-221261
PROSPECTUS SUPPLEMENT
(To prospectus dated November 1, 2017)
National Rural Utilities
Cooperative Finance Corporation
Medium-Term Notes, Series D

National Rural Utilities Cooperative Finance Corporation may offer from time to time its Medium-Term Notes, Series D which we refer to herein as the note or notes. Each note will mature on a date nine months or more from its date of original issuance. Unless specified otherwise in the applicable pricing supplement to this prospectus supplement, interest on fixed rate notes will be paid on January 15 and July 15 of each year and at maturity. Interest on floating rate notes will be paid on the dates specified in the applicable pricing supplement. Generally, there will not be a sinking fund. A separate pricing supplement will describe the specific terms of each note including the purchase price, interest rate and maturity date.
Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are being offered directly by CFC to its members and associates, the members, associates and affiliates of Rural Telephone Finance Corporation and the members and certain qualified associates of National Cooperative Services Corporation. No discount or commission will be paid to any agent for a direct sale of notes by us. The notes also are being offered on a continuing basis by agents pursuant to a different prospectus supplement. The agents have agreed to use their reasonable best efforts to solicit offers to purchase the notes. The notes may be sold at or above par or at a discount to any agent, acting as principal, for a commission. CFC has not set a date for termination of this offering. The notes will not be listed on any securities exchange. You cannot be assured that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes.

Prospectus Supplement dated November 3, 2017

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement. You should not assume that the information contained in any pricing supplement is accurate as of any date other than the date of the pricing supplement. We are not making an offer of these notes in any state or other jurisdiction where such an offer is not permitted.
The distribution of this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus or any accompanying pricing supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND
THE PRICING SUPPLEMENTS
Except as the context otherwise requires or as otherwise specified in this prospectus supplement or the accompanying prospectus, as used herein, the terms the “Company,” “CFC,” “we,” “us,” and “our” refer to National Rural Utilities Cooperative Finance Corporation only. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.
CFC may use this prospectus supplement, together with the accompanying prospectus and an attached pricing supplement, to offer CFC’s Medium-Term Notes, Series D, from time to time.
This prospectus supplement sets forth certain terms of the notes that CFC may offer. It supplements the description of the notes contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and supersede that information in the accompanying prospectus.
Each time CFC issues notes, it will attach a pricing supplement to this prospectus supplement and the accompanying prospectus. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement or the accompanying prospectus will apply and supersede that information in this prospectus supplement or the accompanying prospectus.
When we refer to the prospectus, we mean the prospectus that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement we file with respect to a particular note.
It is important for you to read and consider all the information contained in this prospectus supplement, the prospectus and the applicable pricing supplement, together with the documents incorporated by reference and the additional information described in “Where You Can Find More Information” on page 2 of the prospectus, in making your investment decision.
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SUMMARY
This section summarizes the legal and financial terms of the notes that are described in more detail under the captions “Description of the Medium Term Notes” herein and “Description of Senior Debt Securities” in the accompanying prospectus. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms of the notes appearing in that pricing supplement may vary from, and if they do vary will supersede, the terms contained in this summary and in “Description of the Medium Term Notes” herein and “Description of Senior Debt Securities” in the accompanying prospectus. In addition, in deciding whether to invest in any particular notes you should read the more detailed information appearing elsewhere in this prospectus supplement, the prospectus and in the applicable pricing supplement, together with the documents incorporated by reference and the additional information described in “Where You Can Find More Information” on page 2 of the prospectus.
Issuer
National Rural Utilities Cooperative Finance Corporation
Title of Notes
CFC Medium-Term Notes, Series D
Amount
We may offer notes in connection with this program until the sum of all our indebtedness, including the notes and indebtedness guaranteed by CFC, but excluding capital term certificates and government secured obligations, equals 20 times the sum of members’ equity and the outstanding amount of capital term certificates.
Denominations
The notes will be issued and sold in minimum denominations of $100,000 and integral multiples of  $1,000, unless otherwise stated in the applicable pricing supplement.
Ranking
The notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding.
No Listing
The notes will not be listed on any securities exchange, unless specified otherwise in the applicable pricing supplement.
Maturities
Each note will mature nine or more months from its date of issue, as specified in the applicable pricing supplement unless redeemed or repaid prior to such date at our sole discretion in accordance with its terms.
Interest
Unless specified otherwise in the applicable pricing supplement to this prospectus supplement, interest on fixed rate notes will be paid on January 15 and July 15 of each year and at maturity. Interest on floating rate notes will be paid on the dates specified in the applicable pricing supplement.
Principal
The principal amount of each note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.
Repayment and Redemption
Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option prior to its stated maturity date. Generally, the notes will not be subject to any sinking fund.
Sale and Clearance
Notes will be issued only in book-entry form and will clear through The Depository Trust Company. We do not intend to issue notes in certificated form except in the limited circumstances described in this prospectus supplement or the applicable pricing supplement.

Trustee
The trustee for the notes is U.S. Bank National Association under an indenture, dated as of December 15, 1987, as amended by a supplemental indenture to designate U.S. Bank National Association as trustee for the notes, dated as of October 1, 1990. The trustee also will act as paying agent and security registrar.

RISK FACTORS
Before making an investment decision, you should carefully consider the following risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, including the risk factors relating to us contained in our periodic or current reports filed with the Securities and Exchange Commission (“SEC”), and incorporated herein by reference. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes, our financial condition, operations and business and financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks.
If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes.
If you wish to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the market value of the notes. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:
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the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes;

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the time remaining to the maturity of the notes;

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the outstanding amount of the notes;

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the redemption or repayment features of the notes;

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market rates of interest higher than rates borne by the notes; and

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the level, direction and volatility of interest rates generally and other conditions in credit markets.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.
Floating rate notes bear additional risks.
If your notes bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of factors, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates can be volatile and such volatility may be expected in the future.
Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the notes.
Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute submissions to the British Bankers’ Association (the ‘‘BBA’’) in connection with the daily calculation of LIBOR may have been underreporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.
Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the United Kingdom’s Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the notes.
We may choose to redeem notes when prevailing interest rates are relatively low.
If your notes are redeemable at our option, we may choose to redeem your notes from time to time. Prevailing interest rates at the time we redeem your notes likely would be lower than the rate then borne by the notes. In such a case you would not be able to reinvest the redemption proceeds in a comparable note at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as our redemption date approaches.
The notes may not be sold or transferred without CFC’s prior written consent and have limited or no liquidity.
The notes may not be transferred without CFC’s prior written consent. The notes are not redeemable at the option of the holder thereof and you may not be able to resell the notes at a price that you wish to receive or at all. There is currently no secondary market for the notes and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want or at a price that you wish to receive for your notes. The agents issuing notes pursuant to a different prospectus supplement have advised us that they may from time to time purchase and sell the notes in any secondary market which may develop. However, no agent is obligated to do so and any agent may discontinue making a market in the notes at any time without notice. The notes are not, and will not be, listed on any securities exchange.
Changes in our credit ratings may affect the market value of the notes.
Real or anticipated changes in our credit ratings may affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks, if any, related to the notes.
A reduction in the credit ratings for our debt could adversely affect our liquidity and cost of debt.
Nationally recognized statistical rating organizations play an important role in determining, by means of the ratings they assign to issuers and their debt, the availability and cost of debt funding. We currently contract with three nationally recognized statistical rating organizations to receive ratings for our secured, unsecured and subordinated debt and our commercial paper. Our credit ratings are important to our liquidity and funding costs. In order to access the commercial paper markets at current levels, we believe that we need to maintain our current ratings for commercial paper. Changes in rating agencies’ rating methodology, actions by governmental entities or others, additional losses from impaired loans and other factors could adversely affect the credit ratings on our debt. A reduction in our credit ratings could adversely affect our liquidity, competitive position, or the supply or cost of debt financing available to us. A significant increase in our interest expense could cause us to sustain losses or impair our liquidity by requiring us to seek other sources of financing, which may be difficult to obtain.

USE OF PROCEEDS
Unless we describe a different use in a particular pricing supplement, the net proceeds from the sale of the notes will be used for general corporate purposes, including but not limited to, funding loans and the retirement of outstanding debt.
DESCRIPTION OF THE MEDIUM-TERM NOTES
The following description of the particular terms of the notes being offered supplements and, to the extent inconsistent with or to the extent otherwise specified in an applicable pricing supplement, replaces the description of the general terms and provisions of the notes set forth under the heading “Description of Senior Debt Securities” in the prospectus. Unless otherwise specified in an applicable pricing supplement, the notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the prospectus and in the indenture relating to the notes.
The Medium-Term Notes, Series D are our senior obligations to be issued under an indenture dated as of December 15, 1987, as supplemented by a first supplemental indenture dated as of October 1, 1990, between CFC and U.S. Bank National Association, as successor trustee (as supplemented, the “indenture”). CFC has initially designated U.S. Bank National Association as its paying agent and security registrar for the notes. The following statements are summaries of the material provisions of the notes. The prospectus provides summaries of the material provisions of the indenture under the heading “Description of Senior Debt Securities”. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including the definition of certain terms.
General
Under the indenture, the notes will constitute a single series of securities. The indenture limits the principal amount of senior indebtedness that may be issued under it, as described under “Restriction on Indebtedness” on page 9 of the accompanying prospectus.
Each note will mature nine months or more from the date of issue. See “Plan of Distribution” on page S-22 of this prospectus supplement and “Plan of Distribution” on page 28 of the accompanying prospectus.
Notes will be issued in registered form. Notes denominated in U.S. dollars will be sold in denominations of  $100,000 and integral multiples of  $1,000. Notes denominated in other currencies will be sold in denominations specified in the pricing supplement.
The pricing supplement relating to a note will describe the following terms:
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the foreign currency (a “specified currency”) of the note, if any;

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the principal amount of the notes offered;

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whether the note bears interest at a fixed rate or a floating rate;

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if other than 100%, the price (expressed as a percentage of the aggregate principal amount of the note) at which the note will be issued;

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the date on which the note will be issued;

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the date on which the note will mature;

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if the note is a fixed rate note, the interest rate per year at which the note will bear interest, which may be zero in the case of certain discounted notes, and any interest payment dates;

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if the note is a floating rate note, the method of determining and paying interest, including the base rate, the initial interest rate, the interest determination date, the interest payment dates, the reset period, the index maturity, any maximum interest rate and minimum interest rate and any spread and/or spread multiplier;

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whether the note will be issued initially as a book-entry note or a certificated note; and

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any other terms of the note not inconsistent with the provisions of the indenture.

Each note will be issued initially as either a book-entry note or a certificated note. The depository for the book-entry notes will initially be The Depository Trust Company in New York City (“DTC”). See “— Book-Entry Notes” on page S-9 of this prospectus supplement.
An original issue discount note is a note issued at a price lower than the principal amount and provides that upon redemption or acceleration of the note, an amount less than the principal amount shall become due and payable. In the event of redemption or acceleration of an original issue discount note, the amount payable to the holder of such note will be determined in accordance with the terms of the note. For information respecting “original issue discount” for U.S. federal income tax purposes, see “Material U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders” on page S-13 of this prospectus supplement.
Unless specified otherwise in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and any interest on the notes will be made in U.S. dollars. If any of the notes are denominated in a foreign currency (a currency other than U.S. dollars) or if the principal, premium and any interest on any of the notes is payable at the option of the holder or CFC in a currency other than that in which the note is denominated, the applicable pricing supplement will provide additional information, including applicable exchange rate information, pertaining to the terms of those notes and other matters of interest to the holders.
Payments on book-entry notes will be made through the paying agent to DTC. See “— Book-Entry Notes” on page S-9 of this prospectus supplement.
Payments of principal, premium and any interest on certificated notes payable at maturity or upon redemption will be made in immediately available funds at the office of the paying agent in the Borough of Manhattan, New York City. Payments in immediately available funds will be made only if the certificated notes are presented to the paying agent in time for the paying agent to make payments in immediately available funds in accordance with its normal procedures. CFC has initially designated U.S. Bank National Association, acting through its office in the Borough of Manhattan, New York City, as its paying agent for the notes. Interest on certificated notes will be paid by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the paying agent on or prior to the applicable regular record date for the payment of interest. If no instructions have been received in writing by the paying agent, the funds will be paid by check mailed to the address of the person entitled to the interest.
Certificated notes may be presented for registration of transfer or exchange at the office of U.S. Bank National Association in the Borough of Manhattan, New York City. Book-entry notes may be transferred or exchanged through a participating member of DTC. See “— Book-Entry Notes” on page S-9 of this prospectus supplement.
The notes will be direct, unsecured obligations of CFC.
For a description of the rights attaching to different series of securities under the indenture, see “Description of Senior Debt Securities” on page 5 of the accompanying prospectus.
Interest and Interest Rates
Each note will bear interest from the date of issue or from the most recent interest payment date to which interest on that note has been paid or duly provided for at the fixed rate per year, or at the rate per year determined by the interest rate formula, stated in the note and in the applicable pricing supplement until its stated maturity or earlier redemption or repayment. Interest will be payable on each interest payment date and at maturity or upon earlier redemption or repayment. See “Description of Senior Debt Securities — Payment and Paying Agents” on page 19 of the accompanying prospectus. Interest will be payable to the registered holder at the close of business on the regular record date; however, interest payable at maturity will be payable to the person to whom principal shall be payable. Unless specified otherwise in the applicable pricing supplement, the first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date.

CFC may change interest rates or interest rate formulas from time to time, but no such change will affect any note already issued or for which CFC has accepted an offer to purchase. Interest rates on notes offered by CFC may differ depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. Notes with similar variable terms but different interest rates may be offered concurrently at any time. CFC may also concurrently offer notes having different variable terms (as are described in this prospectus supplement or in any other prospectus supplement or applicable pricing supplement). Unless otherwise indicated in the applicable pricing supplement, the interest payment dates and the regular record dates for fixed rate notes will be as described below under “Fixed Rate Notes.” Unless otherwise specified in the applicable pricing supplement, the interest payment dates for floating rate notes will be as described below under “Floating Rate Notes.” Unless otherwise specified, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) next preceding each interest payment date. If an interest payment date for any floating rate note would otherwise fall on a day that is not a business day with respect to that note, such interest payment date will be postponed to the following day that is a business day with respect to the note. In the case of a LIBOR note, if the postponement date would fall in the next calendar month, such interest payment date will be the preceding day that is a business day with respect to the LIBOR note. If the maturity of a floating rate note falls on a day that is not a business day, the payment of principal, any premium and interest will be made on the next succeeding business day as if made on the date the payment was due, and no interest on the payment will accrue for the period from and after the maturity.
Fixed Rate Notes
Each fixed rate note will bear interest from its date of issue at the annual rate stated in the applicable pricing supplement. Except as provided in the applicable pricing supplement, the interest payment dates for the fixed rate notes will be January 15 and July 15 of each year and the regular record dates will be January 1 and July 1 of each year. Interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the prior interest payment date or from and including the date of issue, but excluding the related interest payment date or maturity. If any interest payment date or the maturity of a fixed rate note falls on a day that is not a business day, the related payment of principal, any premium or interest will be made on the next business day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after that interest payment date or maturity. The rate of interest may be zero in the case of certain notes issued at a discount from the principal amount due at maturity.
Floating Rate Notes
The interest rate on each floating rate note will equal the interest rate calculated by reference to the specified interest rate formula set forth in the applicable pricing supplement plus or minus any spread and/or multiplied by any spread multiplier also set forth in such pricing supplement. The “spread” is the number of basis points specified in the applicable pricing supplement as applying to the interest rate for the member note and the “spread multiplier” is the percentage specified in the applicable pricing supplement as applying to the interest rate for the note. Interest on floating rate notes will be computed on the basis of the actual number of days in the applicable interest period divided by 360.
The applicable pricing supplement relating to a floating rate note will designate one or more base interest rates for the floating rate note. The base or bases will be determined by reference to:
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LIBOR, in which case the note will be a LIBOR note, or

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any other interest rate base or formula as is set forth in the pricing supplement.

The applicable pricing supplement for a floating rate note also will specify any spread and/or spread multiplier and any maximum or minimum interest rate limitation applicable to each note. In addition, the pricing supplement may define or specify for each note the following terms, if applicable: calculation date, initial interest rate, interest payment dates, regular record dates, index maturity, interest determination dates and interest reset dates with respect to such note.

The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be each January 15 and July 15. However,
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the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement), and

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unless otherwise specified in an applicable pricing supplement, the interest rate in effect for the ten calendar days immediately prior to maturity, if applicable, will be that in effect on the tenth calendar day preceding maturity.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day for that floating rate note, the interest reset date for that floating rate note will be postponed to the next business day. For this purpose, “business day” shall mean with respect to any floating rate note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law to close, and with respect to LIBOR notes only, such day is also a London Business Day. “London Business Day” means with respect to LIBOR notes only, any day which dealings in deposits in U.S. dollars are transacted in the London interbank market.
The interest determination date pertaining to an interest reset date for a LIBOR note will be the second London business day prior to that interest reset date.
The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, subject to certain exceptions, the maximum rate of interest for any loan to an individual is 16% for a loan less than $250,000, and 25% for a loan of  $250,000 or more but less than $2,500,000, in each case calculated per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to individuals in an amount equal to $2,500,000 or more. Under present New York law, the maximum rate of interest which may be charged to a corporation for any loan up to $2,500,000 is 25% per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to corporations in an amount equal to $2,500,000 or more.
Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect. If it has been determined, the calculation agent will also provide the interest rate which will become effective as a result of a determination made on the most recent interest determination date with respect to that floating rate note. Unless otherwise provided in the applicable pricing supplement, CFC will be the calculation agent with respect to the floating rate notes. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any interest determination date will be the earlier of  (1) the tenth calendar day after such interest determination date, or, if such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or maturity, as the case may be.
Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent or, in the case of notes denominated other than in U.S. dollars, the nearest unit (with one-half cent or unit being rounded upward).
LIBOR
Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following procedures:
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For an interest determination date relating to a LIBOR note or any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be the rate for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date that appears on the designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that LIBOR interest determination date.

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If no rate appears, as the case may be, on the designated LIBOR page as specified above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent its offered quotation for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

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If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., selected by the calculation agent in New York City on that LIBOR interest determination date by three major reference banks in New York City, which may include one or more of the agents or their affiliates, in New York City, selected by the calculation agent after consultation with us, for loans in U.S. dollars to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

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If fewer than three banks selected by the calculation agent are quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR page” means the display on the Reuters screen “LIBOR01” page (or such other page as may replace such page on that service or such other page as may be nominated by the ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rates for U.S. dollar deposits in the event IBA or its successor no longer does so).
Original Issue Discount Notes
We may issue the notes as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, which is issued at a price lower than its principal amount and which provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” below.
Book-Entry Notes
DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global securities will be issued for each issue of the book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of book-entry notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry notes on DTC’s records. The ownership interest of each actual purchaser of each book-entry note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the book-entry notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.
To facilitate subsequent transfers, all book-entry notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the book-entry notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to book-entry notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions, and dividend payments on the book-entry notes will be made to Cede & Co or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participant and not of DTC or CFC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the book-entry notes at any time by giving reasonable notice to CFC. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
CFC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the book-entry notes held by DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable, but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee, any paying agent nor the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Payments on any book-entry notes would be made by the trustee directly to holders of the book-entry notes in accordance with the procedures set forth herein and in the indenture. Interest payments and any principal payments on the book-entry notes on each interest payment date would be made to holders in whose names the book-entry notes were registered at the close of business on the related record date as set forth under “— Interest and Interest Rates” beginning on page S-6. Such payments would be made by check mailed to the address of such holders as they appear on the note register and, in addition, under the circumstances provided by the indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any book-entry notes, however, would be made only upon presentation and surrender of such book-entry notes at the office of the paying agent for such book-entry notes.
A book-entry note may be transferred free of charge in whole or in part upon the surrender of the book-entry note to be transferred, together with the completed and executed assignment which appears on the reverse of the book-entry note, at the specified office of any transfer agent. All transfers must be made with CFC’s prior written consent as described below under “— Restrictions on Transfer.” In the case of a permitted transfer of any part of a book-entry note, a new book-entry note in respect of the balance not transferred will be issued to the transferor. Each new book-entry note to be issued upon the transfer of a book-entry note will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new book-entry note to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any book-entry notes within 15 days before the maturity date.
Restriction on Transfer
The notes may not be transferred without CFC’s prior written consent. Any purported transfer of the notes without CFC’s prior written consent will be void ab initio.
Redemption and Repayment
Unless one or more redemption dates are specified in the applicable pricing supplement, the notes will not be redeemable by the holder prior to their stated maturity. Unless otherwise specified in the applicable pricing supplement, any such note will be redeemable at the option of CFC at the specified redemption price applicable to the redemption period during which that note is to be redeemed, together with interest accrued to the redemption date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund. CFC may redeem any of the notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice.

Unless otherwise specified in the applicable pricing supplement, notes cannot be repaid prior to stated maturity.
If a note is represented by a book-entry note, DTC’s nominee will be the holder of that note and will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will exercise a right to repayment in a timely manner with respect to a particular note, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC.
Unless otherwise specified in the applicable pricing supplement, if a note is an original issue discount note, the amount payable on that note in the event of redemption or repayment prior to its stated maturity will be the amortized face amount of that note, as specified in the applicable pricing supplement, as of the redemption date or the date of repayment, as the case may be.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
This section summarizes the material U.S. tax considerations to holders of the notes. However, the discussion is limited in the following ways:
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The discussion only covers you if you buy your notes in the initial offering of a particular issuance of notes.

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The discussion only covers you if you hold your notes as a capital asset (generally for investment purposes), your “functional currency” is the U.S. dollar (if you are a U.S. holder) and you do not have a special tax status.

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The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the notes, such as your holding the notes in connection with a hedging, straddle or conversion transaction. We suggest that you consult your tax advisor about the consequences of holding the notes in your particular situation.

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The discussion does not cover you if you are a partner in a partnership (or an entity treated as a partnership for U.S. tax purposes). If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the notes, we suggest that you consult your tax advisor.

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The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

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The discussion does not cover state, local or foreign law and, except for the U.S. federal estate tax consequences discussed below with respect to Non-U.S. holders, does not cover any U.S. federal tax consequences other than income tax consequences.

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This discussion does not cover the Medicare tax that may be imposed on the “net investment income” of U.S. holders that are individuals, estates or trusts.

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The discussion does not cover every type of notes that we might issue. If we intend to issue notes of a type not described in this summary, additional tax information will be provided in the prospectus supplement for the notes.

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We have not requested a ruling from the IRS on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying notes, we suggest that you consult your tax advisors about the tax consequences of holding the notes in your particular situation.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes:
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an individual U.S. citizen or resident alien;

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a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state);

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an estate whose worldwide income is subject to U.S. federal income tax; or

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a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has validly elected to be treated as a U.S. person.

Interest
The tax treatment of interest paid on the notes depends upon whether the interest is “qualified stated interest.” The notes may have some interest that is qualified stated interest and some that is not.
“Qualified stated interest” is any interest that meets all the following conditions:
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It is payable at least once each year.

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It is payable over the entire term of the notes.

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It is payable at a single fixed rate or at certain specified variable rates.

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The notes have a maturity of more than one year from their issue date.

If any interest on the notes is qualified stated interest, then:
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If you are a cash method taxpayer (as are most individual holders), you must report that interest in your income when you receive it.

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If you are an accrual method taxpayer, you must report that interest in your income as it accrues.

If any interest on the notes is not qualified stated interest, it is subject to the rules for original issue discount (“OID”) described below.
Determining Amount of OID
Notes that have OID are subject to additional tax rules. The amount of OID on the notes is determined as follows:
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The amount of OID on the notes is the “stated redemption price at maturity” of the notes minus the “issue price” of the notes. If this amount is zero or negative, there is no OID.

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The “stated redemption price at maturity” of the notes is the total amount of all principal and interest payments to be made on the notes, other than qualified stated interest. In a typical case where all interest is qualified stated interest, the stated redemption price at maturity is the same as the principal amount.

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The “issue price” of the notes is the first price at which a substantial amount of the notes are sold to the public (excluding bondhouses, brokers and persons acting in a similar capacity).

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Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID.” If all the interest on the notes is qualified stated interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% (1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the notes and (c) the principal amount.

Accrual of OID Into Income
If the notes have OID, the following consequences arise:
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You must include the total amount of OID as ordinary income over the life of the notes.

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You must include OID in income as the OID accrues on the notes, even if you are on the cash method of accounting. This means that you are required to report OID income, and in some cases pay tax on that income, before you receive the cash that corresponds to that income.

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OID accrues on the notes on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on the notes, combined with the inclusion into income of any qualified stated interest on the notes, will result in you being taxable at approximately a constant percentage of your unrecovered investment in the notes.

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The amount of OID includible in income by you in a taxable year is the sum of the “daily portions” of OID with respect to your notes for each day of the taxable year (or portion thereof) in which you held the notes. The daily portion is determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period.

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The accruals of OID on the notes will generally be less in the early years and more in the later years.

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If any of the interest paid on the notes is not qualified stated interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to you.

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Your tax basis in the notes is initially your cost. It increases by any OID (not including qualified stated interest) you report as income. It decreases by any principal payments you receive on the notes, and by any interest payments you receive that are not qualified stated interest.

Notes Subject to Additional Tax Rules
Additional or different tax rules apply to several types of notes that we may issue.
Short-term notes:   We may issue notes with a maturity of one year or less. These are referred to as “short-term notes.”
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No interest on these notes is qualified stated interest. Otherwise, the amount of OID is calculated in the same manner as described above.

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You may make certain elections concerning the method of accrual of OID on short-term notes over the life of the notes.

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If you are an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, you must include OID on short-term notes in income as it accrues.

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If you are a cash method taxpayer not subject to the accrual rule described above, you do not include OID on short-term notes in income until you actually receive payments on the notes. Alternatively, you can elect to include OID in income as it accrues. This election applies to all short-term notes acquired by you during the first taxable year for which the election is made and all subsequent taxable years, unless the IRS consents to a revocation.

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Two special rules apply if you are a cash method taxpayer and you do not include OID on short-term notes in income as it accrues. First, if you sell the note or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the note at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the note, then while you hold the note you cannot deduct any interest on the borrowing that corresponds to accrued OID on the note until you include the OID in your income.

Floating rate notes:   Floating rate notes are subject to special OID rules.
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If the interest rate is based on a single fixed formula based on the cost of newly borrowed funds or other objective financial information (which in either case may include a fixed interest rate for the initial period if certain conditions are met), all the interest will be qualified stated interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the notes’ floating rate into a fixed rate and by applying the general OID rules described above.

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The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during such accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

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If the notes have more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on any floating rate notes.

Other categories of notes:   Additional rules may apply to certain other categories of notes. The pricing supplement for these notes may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of notes include:
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notes that are denominated in a currency other than U.S. dollars;

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notes with contingent payments;

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notes that you can put to CFC before their maturity;

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notes that are callable by CFC before their maturity, other than typical calls at a premium;

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indexed notes with an index tied to currencies; and

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notes that are extendable at your option or at the option of CFC.

Premium and Discount
Additional special rules apply in the following situations involving discount or premium:
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If you buy the notes in the initial offering for more than their stated redemption price at maturity, the excess amount you pay will be “bond premium.” You can elect to use bond premium to reduce your taxable interest income over the life of your notes. Under the election, the total bond premium will be allocated to interest periods, as an offset to your interest income, on a “constant yield” basis over the life of the notes — that is, with a smaller offset in the early periods and a larger offset in the later periods. You make this election on your tax return for the year in which you acquire the notes. However, if you make the election, it automatically applies to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the IRS permits you to revoke the election.

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Similarly, if the notes have OID and you buy them in the initial offering for more than the issue price, the excess (up to the total amount of OID) is called “acquisition premium.” The amount of OID you are required to include in income will be reduced by this amount over the life of the notes.

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If you buy the notes in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.

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Under the market discount rules, absent an election to include market discount in income currently, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of the amount of such payment or realized gain or the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition, unless the amount of such market discount is considered to be de minimis. Market discount will accrue ratably unless you elect to accrue market discount under a constant yield method. The election to apply the constant yield method is made on a debt instrument-by-debt instrument basis, and is irrevocable. Special rules apply in applying the accrual methods for amortizing notes.

Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.
Accrual Election
You can elect to be taxed on the income from the notes in a different manner than described above. Under the election:
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No interest is qualified stated interest.

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You include amounts in income as it economically accrues to you. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

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Your tax basis is increased by all accruals of income and decreased by all payments you receive on the notes.

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The election is made for the taxable year in which you buy the notes and cannot be revoked without the consent of the IRS.

Sale or Retirement of the Notes
On your sale or retirement of your notes:
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You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the notes. Your tax basis in the notes is your cost, subject to certain adjustments.

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Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the notes for more than one year. For non-corporate U.S. holders, net long-term capital gains are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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If  (a) you purchased the notes with de minimis OID, (b) you did not make the election to accrue all OID into income, and (c) you receive the principal amount of the notes upon the sale or retirement, then you will generally have capital gain equal to the amount of the de minimis OID.

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If you sell the notes between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the notes but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

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All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term notes, notes with market discount, notes with contingent payments or foreign currency notes.

Information Reporting and Backup Withholding
Under the tax rules concerning information reporting to the IRS:
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Assuming you hold your notes through a broker or other intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement or sale proceeds on your notes, unless an exemption applies. As discussed above under “Premium and Discount”, the amount reported to you may have to be adjusted to reflect the amount you must report on your own tax return.

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Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

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If you are subject to these requirements but do not comply, the intermediary must apply backup withholding on all amounts payable to you on the notes (including principal payments). If the intermediary withholds, you may claim the withheld amount as a credit against your federal income tax liability if you provide the required information to the IRS.

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All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A “Non-U.S. holder” is a beneficial owner of the notes, other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.
Withholding Taxes
Generally, payments of principal and interest (including OID) on the notes will not be subject to U.S. withholding taxes. However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:
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You provide a completed Form W-8BEN or W-8BEN-E, as applicable (or substitute form) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN or W-8BEN-E contains your name, address and a statement that you are the beneficial owner of the notes and that you are a Non-U.S. holder.

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You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

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You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or W-8BEN-E, as applicable, and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

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The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI and be subject to U.S. federal income tax as described below under “— U.S. Trade or Business.”

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:
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The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

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The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

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An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W-8BEN-E (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between you and the withholding agent for the notes — the qualified intermediary will not generally forward this information to the withholding agent.

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The amount of interest payable on the notes is based on the earnings of CFC or certain other contingencies. If this exception applies, additional information will be provided in the pricing supplement.

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You are a bank making a loan in the ordinary course of its business. In this case, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments (including OID) made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:
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You hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

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The notes have an original maturity of 183 days or less from their issue date.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Non-U.S. holders of the notes, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.
Sale or Retirement of Notes
If you sell the notes or the notes are redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:
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The gain is connected with a trade or business that you conduct in the U.S.

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You are an individual, you were present in the U.S. for at least 183 days during the year in which you disposed of the notes, and certain other conditions are satisfied.

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The gain represents accrued interest or OID, in which case the rules for interest would apply.

U.S. Trade or Business
If you hold your notes in connection with a trade or business that you are conducting in the U.S. and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which the holding of the notes is attributable:
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Any interest on the notes, and any gain from disposing of the notes, generally will be subject to U.S. federal income tax as if you were a U.S. holder.

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If you are a corporation, you may also be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business (subject to certain adjustments), including earnings from the notes. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes
If you are an individual, your notes will not be subject to U.S. estate tax when you die unless given the nature and manner in which interest is calculated and paid on the notes, that interest is subject to U.S. withholding tax. However, this rule only applies if, at your death, payments on the notes were not connected to a trade or business that you were conducting in the U.S.
Information Reporting and Backup Withholding
U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. holders as follows:
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Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments (including OID) made to you may be reported to the IRS on Form 1042-S.

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Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may provide one of the forms described under “Withholding Taxes” to claim an exemption from information reporting and backup withholding on a sale. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities on the Notes
The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. FATCA withholding currently applies to payments of interest on notes and, beginning January 1, 2019, to payments of gross proceeds from a sale or other disposition of notes. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implication of this legislation on their investment in the notes.
CERTAIN ERISA CONSIDERATIONS
The fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should be considered by the fiduciary of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA (which we refer to as an “ERISA Plan”) in the context of the ERISA Plan’s particular circumstances before authorizing the acquisition and holding of the notes. Among other factors to consider, the fiduciary should consider whether such acquisition and holding of the notes is in accordance with the documents governing the ERISA Plan and would satisfy the prudence requirements of ERISA and whether such acquisition and holding of the notes is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), prohibit (a) ERISA Plans, (b) individual retirement accounts, self-employment retirement plans and other plans or arrangements described in Section 4975(e)(1) of the Internal Revenue Code and (c) entities whose underlying assets include “plan assets” (within the meaning of ERISA Section 3(42), 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) by reason of such ERISA Plan’s or other plan’s investment in such entity ((a), (b) and (c) are hereinafter referred to as “Plans”) from engaging in certain transactions involving plan assets with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Plan unless an exemption applies. Therefore, fiduciaries of ERISA Plans and persons making investment decisions for other Plans should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code. Certain Plans that are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, such as governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and certain foreign plans (as described in Section 4(b)(4) of ERISA), may nevertheless be subject to federal, state, local, non-U.S. or other laws, rules or regulations that are similar to the foregoing provisions of ERISA and the Internal Revenue Code (collectively, “Similar Laws”). A violation of the prohibited transaction rules may result in an excise tax or other liabilities under ERISA or Section 4975 of the Internal Revenue Code and require the unwinding of the transaction giving rise to the violation and the disgorgement of any gains. In the case of an individual retirement account, a violation of these prohibited transaction rules could also cause the individual retirement account to lose tax exempt status. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable to a Plan’s acquisition, holding or disposition of the notes, depending in part on the type of Plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made.

The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of notes offered hereby, provided that neither the issuer of notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction to the nonfiduciary service provider. There can be no assurance that all of the conditions of any of the above exemptions will be satisfied.
Each purchaser and transferee of the notes must represent (or if the notes are issued in book entry form will, by virtue of its acquisition, be deemed to represent) that either the notes are not being acquired with assets of a Plan or the acquisition, holding and, to the extent relevant, disposition of the notes by the purchaser or transferee will not give rise to a transaction that is prohibited by Section 406, 407 and 408 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is unavailable, or in the case of a governmental plan, church plan or non-U.S. plan subject to Similar Laws, will not violate any applicable Similar Laws. In addition, Plan investors should consider the application of PTCE 75-1, for certain transactions by a broker-dealer, to the acquisition, holding or disposition of the notes.
Neither CFC, the Agents, nor any of their respective affiliates (the “Transaction Parties”) is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of the notes by a Plan. In addition, the person making the decision to acquire the notes on behalf of a Plan (the “Plan Fiduciary”) and from a Transaction Party, will be deemed to have represented and warranted that (1) none of the Transaction Parties has provided or will provide advice with respect to the acquisition of the notes by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203a of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Exchange Act; or (e) has, and at all times during the Plan’s holding of the notes will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (I) the owner or a relative of the owner of the individual retirement account that is acquiring the notes, or (II) a participant or beneficiary of the Plan acquiring the notes in such capacity); (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition of the notes by the Plan; (3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the notes; (4) none of the Transaction Parties has exercised any authority to cause the Plan to acquire the notes or to negotiate the terms of such acquisition; (5) none of the Transaction Parties receives a fee or other compensation from the Plan or the Plan Fiduciary for the provision of investment advice in connection with the decision to acquire the notes; and (6) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the notes; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the notes. The above representations are intended to comply with the Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.
The foregoing discussion is general in nature, is not intended to be all inclusive, and is based on laws in effect on the date hereof. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries and other persons considering the purchase of the notes on behalf of a plan consult with its counsel regarding the consequences under ERISA, the Internal Revenue Code or other Similar Law, of the acquisition, disposition and holding of the notes and the availability of any exemptive relief for these consequences. The sale of any notes is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, any such Plans or plans subject to similar laws generally or any particular Plan or plans subject to similar laws.
PLAN OF DISTRIBUTION
The notes are being offered on a continuing basis by CFC on its own behalf directly to its members and associates, the members, associates and affiliates of Rural Telephone Finance Corporation (“RTFC”) and the members and certain qualified associates of National Cooperative Services Corporation (“NCSC”). CFC will have the sole right to accept offers to purchase notes and may reject any such offer, in whole or in part.
Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of notes will be required to be made in immediately available funds to the trustee or an affiliate of the trustee in New York City.
In addition to the offering of the notes directly by CFC as described herein, the notes are being offered on a continuing basis by agents under a separate prospectus supplement.
CFC also may sell notes to agents, acting as principal, at or above par or at a discount to be agreed upon at the time of sale, for resale to one or more investors at varying prices related to prevailing market prices at the time of such resale, as determined by such agent. CFC has reserved the right to sell notes directly on its own behalf other than to its members and associates, the members, associates and affiliates of RTFC, and the members and certain qualified associates of NCSC.
LEGAL MATTERS
The validity of the notes offered hereby and certain U.S. tax matters in connection with the offering of the notes will be passed upon for CFC by Hogan Lovells US LLP, Washington, D.C.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2017 and 2016, and for each of the years in the three-year period ended May 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time senior debt securities and subordinated debt securities. We will provide the specific terms of these senior debt securities and subordinated debt securities and the offering in one or more supplements to this prospectus. A prospectus supplement or pricing supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these senior debt securities and subordinated debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in the senior debt securities and subordinated debt securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, and the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of senior debt securities or subordinated debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 1, 2017

i

ABOUT THIS PROSPECTUS
To understand the terms of the senior debt securities and subordinated debt securities (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement or pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company”, also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

RISK FACTORS
Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement or pricing supplement, you should carefully consider the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2017, as our risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part. Any of these risk factors, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Public Reference Room or website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:
•
Annual Report on Form 10-K for the year ended May 31, 2017 (filed August 1, 2017); and

•
Quarterly Report on Form 10-Q for the quarter ended August 31, 2017 (filed October 10, 2017).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost, a copy of these filings (other than an exhibit to these filings unless we have incorporated that exhibit by reference into this registration statement) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691
(703) 467-1800
Attn: J. Andrew Don
Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front cover of the document in question.
FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered forward-looking statements within the meaning of the Securities Act and the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the allowance for loan losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements due to several factors. Factors that could cause future results to vary from our forward-looking statements include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements, the costs and effects of legal or governmental proceedings involving CFC or its members, and other factors discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, events, circumstances or changes in expectations after the date on which the statement is made.

THE COMPANY
CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain non-cash accounting entries, to (i) a cooperative education fund, (ii) a general reserve, if necessary, (iii) members based on each member’s patronage of CFC’s loan programs during the year, and (iv) a members’ capital reserve. As a Section 501(c)(4) tax exempt, member-owned cooperative, CFC cannot issue equity securities. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166-6691 and its telephone number is (703) 467-1800.
For financial statement purposes, CFC’s results of operations and financial condition are consolidated with and include National Cooperative Services Corporation (“NCSC”), Rural Telephone Finance Cooperative (“RTFC”) and subsidiaries created and controlled by CFC to hold foreclosed assets resulting from defaulted loans or bankruptcy.
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to members of CFC, entities eligible to be members of CFC and the for-profit and non-profit entities that are owned, operated or controlled by, or provide significant benefit to Class A, B and C members of CFC. As of August 31, 2017, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement that is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its taxable income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.
At August 31, 2017, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, NCSC and RTFC, our consolidated membership totaled 1,461 members and 219 associates. Our consolidated members include 839 electric distribution systems, 7 0 power supply systems, 488 telecommunication members, 63 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 49 states, the District of Columbia and two U.S. territories.

RATIO OF EARNINGS TO FIXED CHARGES
The ratios of earnings to fixed charges for the Company for each of the five years ended May 31, 2017, 2016, 2015, 2014 and 2013 are included in Exhibit 12 to our Annual Report on Form 10-K for the year ended May 31, 2017, and are incorporated by reference into this prospectus. The ratio of earnings to fixed charges for the Company for the three months ended August 31, 2017 is included in Exhibit 12 to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2017 Form 10-Q, and is also incorporated by reference into this prospectus.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or pricing supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including, but not limited to, funding loans and the retirement of debt.
DESCRIPTION OF SENIOR DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the senior debt securities included in the prospectus supplement or pricing supplement.
The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described below under “Restriction on Indebtedness”. Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.
General
The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars, registered senior debt securities will be issued in denominations of  $1,000 and multiples of  $1,000 and bearer senior debt securities will be issued in denominations of  $5,000 and multiples of  $5,000. (Sections 201 and 302)
The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds and privately placed senior secured notes, secured by a pledge of member loans. At August 31, 2017, CFC had $7,923 million in aggregate principal amount of collateral trust bonds and $7,589 million of senior secured notes outstanding.
If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.

CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and the limit on the aggregate principal amount of senior debt securities to be issued;

•
the percentage of their principal amount at which the senior debt securities will be sold;

•
the date or dates on which the senior debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the senior debt securities;

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any redemption or sinking fund terms;

•
the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof  (if registered) or $5,000 and any integral multiple thereof  (if bearer);

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the principal amount of original issue discount senior debt securities payable upon acceleration;

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the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index or other fact or event ascertainable outside the senior indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•
if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

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if the principal of or premium or interest on the senior debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which senior debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of senior debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the senior debt securities after their satisfaction and discharge;

•
if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•
whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

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whether CFC will pay additional amounts to any holder of senior debt securities who is not a United States person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•
the applicability to the series of the senior indenture defeasance provisions;

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whether the covenants described below under “Restriction on Indebtedness” will apply to the senior debt securities;

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any limitations on the rights of the holders of senior debt securities to transfer or exchange or to obtain the registration of transfer of senior debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of senior debt securities;

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any changes or additions to the events of default or covenants described in this prospectus; and

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any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 305)
You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

In the event of any redemption in part, CFC will not be required to:
•
issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•
if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

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if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

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if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

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register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

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exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)
If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:
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a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

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a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)

Redemption
Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)
Restriction on Indebtedness
CFC may not incur any indebtedness (including senior debt securities) or make any optional prepayment on any capital term certificate if, as a result, the principal amount of indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) For purposes of this restriction, indebtedness means all secured and unsecured indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2017, CFC had $22.9 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $41.5 billion of indebtedness. As of August 31, 2017, CFC had $15,512 million of senior secured indebtedness outstanding.
Consolidation, Merger and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
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the successor is a corporation organized under the laws of any domestic jurisdiction;

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the successor corporation executes a supplemental senior indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

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immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

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CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture
Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:
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to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

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to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

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to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;
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to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

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to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

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to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to add any additional event of defaults with respect to all or any series of senior debt securities;

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to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

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to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

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to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•
to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental senior indenture may, without the consent of the holders of all the affected outstanding senior debt securities:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

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reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

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reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

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change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

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change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

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impair any right to take legal action for an overdue payment;

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reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

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with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)
The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:
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the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture,

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the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security, and

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senior debt securities owned by the company or any other obligor upon the senior debt securities or any affiliate of the company or of such other obligor shall be disregarded and deemed not to be outstanding, except in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants (including that described above under “Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:
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failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

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failure to pay the principal of or any premium on any senior debt security at maturity;

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failure to deposit any sinking fund payment when such payment becomes due;

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failure to perform or breach of the covenant described above under “Restriction on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

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failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

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certain events of bankruptcy, insolvency or reorganization of CFC; and

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such other events as may be specified for each series. (Section 501).

If an event of default with respect to any series of senior debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)
At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
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CFC has paid or deposited with the trustee a sum sufficient to pay:

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all overdue interest on all senior debt securities of such series;

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the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

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interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

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all amounts due to the trustee under the senior indenture; and

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any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)
The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all of the outstanding senior debt securities of such series, waive any past default with respect to such series and its consequences, except a default:
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in the payment of the principal of or any premium or any interest on any senior debt security of such series; or

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in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)

No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:
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an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

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the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)
The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)
Meetings
The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:
•
the holders of a majority in principal amount of the outstanding senior debt securities of such series, and

•
66 2∕3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:
•
the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series, and

•
a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)
Notices
Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)
Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.
Replacement of Senior Debt Securities and Coupons
CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Satisfaction and Discharge; Defeasance
At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:
•
all the senior debt securities of such series have been cancelled by the trustee, or

•
in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities, or
•
the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement or pricing supplement relating to the offered senior debt securities provides otherwise, CFC at its option:
•
will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust), or

•
need not comply with certain restrictive covenants of the senior indenture (including those described above under “Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.
Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)
At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
The Trustee
U.S. Bank National Association is the trustee under the senior indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the subordinated debt securities included in the prospectus supplement or pricing supplement.
The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the subordinated indenture, one or more supplemental subordinated indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental subordinated indenture, each of which is or will be incorporated by reference into this prospectus.
General
The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental subordinated indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of  $1,000 and multiples of  $1,000. (Sections 201 and 302)
The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.
If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the subordinated debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.
CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and the limit on the aggregate principal amount of subordinated debt securities to be issued;

•
the percentage of their principal amount at which the subordinated debt securities will be sold;

•
the date or dates on which the subordinated debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the subordinated debt securities;

•
any redemption or sinking fund terms;

•
the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•
the principal amount of original issue discount subordinated debt securities payable upon acceleration;

•
the means of satisfaction and discharge of the subordinated indenture with respect to the subordinated debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the subordinated indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on any subordinated debt securities will be payable;

•
if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•
if the principal of or premium or interest on the subordinated debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•
if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the subordinated debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•
whether the subordinated debt securities will be issued as registered subordinated debt securities, in a form registered as to principal only with or without coupons, or as bearer subordinated debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•
whether CFC will pay additional amounts to any holder of subordinated debt securities who is not a United States person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable subordinated debt securities rather than pay additional amounts;

•
the applicability to the series of the subordinated indenture defeasance provisions;

•
any limitations on the rights of the holders of subordinated debt securities to transfer or exchange or to obtain the registration of transfer of subordinated debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of subordinated debt securities;

•
any changes to the events of default or covenants described in this prospectus; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the subordinated indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.
No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any payment or distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the senior indebtedness are paid in full. (Article 15)
The term “senior indebtedness” is defined in the subordinated indenture to mean:
•
all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by the CFC which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness.

The subordinated indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2017, outstanding senior indebtedness of CFC aggregated approximately $22.9 billion, including contingent guarantees of  $1 billion.
Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)
Subject to the terms of the subordinated indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)
CFC will not be required to:
•
register the transfer of, or exchange any subordinated debt securities or any tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such subordinated debt security called for redemption and ending at the close of business on the day of such mailing; or

•
register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)
All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)
Redemption
Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Section 403 and 404)

Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)
Consolidation, Merger, and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental subordinated indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture
Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•
to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•
to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•
to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•
to provide collateral security for the subordinated debt securities;

•
to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•
to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•
to change any place where:

•
the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•
any subordinated debt securities may be surrendered for registration of transfer or exchange;

•
notices and demands to or upon CFC in respect of subordinated debt securities and the subordinated indenture may be served; or

•
to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)
Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the subordinated indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental subordinated indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental subordinated indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:
•
change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•
reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•
reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•
change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•
reduce the requirements for quorum or voting; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental subordinated indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)

The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:
•
subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding subordinated debt securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•
the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•
the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:
•
failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable;

•
failure to pay principal or premium, if any, on any subordinated debt security within three business days after the subordinated debt security becomes due;

•
failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)
If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)
At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all subordinated debt securities of such series;

•
the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the subordinated indenture; and

•
any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)
The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all of the outstanding subordinated debt securities of such series, waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:
•
in the payment of principal, premium or interest on any subordinated debt security of such series; or

•
in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding subordinated debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)
No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•
the holders of not less than 33 1∕3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)
The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)
The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)
Meetings
A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “Notices” below. (Section 1302) Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)
Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)
Notices
Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106)
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Satisfaction and Discharge; Defeasance
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any subordinated debt security, or any portion of the principal amount, will be deemed paid for purposes of the subordinated indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:
•
money;

•
eligible obligations; or

•
a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have all indebtedness issued under the subordinated indenture deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.
Replacement of Subordinated Debt Securities
CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement subordinated debt security will be issued. (Section 306)
Governing Law
The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)
The Trustee
U.S. Bank National Association is the trustee under the subordinated indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.
GLOBAL SECURITIES
The Depository Trust Company (“DTC”) will act as securities depository for the securities. The securities will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of principal and interest and redemption proceeds on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global securities.
CFC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION
CFC may sell the securities being offered hereby:
•
directly to purchasers,

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through agents, or

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through underwriters or dealers.

Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public.
If a dealer is utilized in the sale of any of the securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make.
If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement or pricing supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement or pricing supplement.
Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to United States persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”
All the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
LEGAL OPINIONS
The validity of the securities offered hereby and certain U.S. tax matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells US LLP, Washington, D.C. The agents, dealers or underwriters, if any, will be represented by Hunton & Williams LLP, New York, New York. Hunton & Williams LLP from time to time has performed and may perform legal services for CFC.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2017 and 2016, and for each of the years in the three-year period ended May 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance Corporation
Medium-Term Notes, Series D

PROSPECTUS SUPPLEMENT
November 3, 2017